Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Six Months Ended

June 30, 2022

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, EVP & Chief Investment Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS STRONG RESULTS FOR SECOND QUARTER 2022

CHATTANOOGA, Tenn. (August 15, 2022) – CBL Properties (NYSE: CBL) announced results for the second quarter ended June 30, 2022.  Financial results for the periods from January 1, 2021, through June 30, 2021, are referred to as those of the “Predecessor” period. Financial results for the period from January 1, 2022, through June 30, 2022, are referred to as those of the “Successor” period. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021	%
Net loss attributable to common shareholders	$(41,598)	$(8,882)	(368.3)%
Funds from Operations ("FFO")	$30,908	$50,793	(39.1)%
FFO, as adjusted (1)	$59,869	$79,499	(24.7)%

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021	%
Net loss attributable to common shareholders	$(82,320)	$(35,645)	(130.9)%
Funds from Operations ("FFO")	$65,908	$141,035	(53.3)%
FFO, as adjusted (1)	$117,347	$148,155	(20.8)%
(1)

For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

Percentage change in same-center Net Operating Income (“NOI”) (1):	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Portfolio same-center NOI	1.6%	6.7%
Mall, Lifestyle Center and Outlet Center same-center NOI	1.6%	6.8%
(1)

CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

KEY TAKEAWAYS:

•

Increases in occupancy across the portfolio contributed to an increase in total portfolio same-center NOI of 1.6% and 6.7% for the three and six months ended June 30, 2022, respectively, compared with the prior-year periods.

•

In-line year-to-date same-center NOI of $217.4 million and FFO, as adjusted, of $3.92 per share, contributes to maintained full-year 2022 same-center NOI guidance in the range of $416.0 - $430.0 million, and FFO, as adjusted, per share guidance in the range of $7.18 - $7.67 per diluted share.

•

Portfolio occupancy as of June 30, 2022, was 89.5%, representing 120-basis point sequential improvement from March 31, 2022, and a 250-basis point improvement compared with 87.0% as of June 30, 2021.  Same-center occupancy for malls, lifestyle centers and outlet centers was 88.0% as of June 30, 2022, representing a 250-basis point improvement compared with 85.5% as of June 30, 2021.

•

Same-center sales per square foot for the trailing 12-months ended June 30, 2022, increased 6.2% to $443 as compared with $417 for the trailing 12-months (excluding 2020) ended June 30, 2021.  Same-center sales per square foot for the second quarter 2022 declined 3.9% as compared with the second quarter 2021.

•

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the three months ended June 30, 2022, was $59.9 million, compared with $79.5 million in the prior year period. The variance in FFO, as adjusted, as compared with the prior year period reflects an increase in NOI driven by occupancy improvements and a positive variance in uncollectible revenues, offset by an increase in interest expense attributable to the senior unsecured notes and secured credit facility.  Interest payments on the notes and credit facility were not required to be made during the second quarter 2021 as a result of the Company’s bankruptcy filing on November 1, 2020.

•	As of June 30, 2022, the Company had $327.1 million of unrestricted cash and marketable securities.
•	CBL’s Board of Directors declared a $0.25 per share cash dividend for the second and third quarters of 2022, providing cash returns to shareholders.

“CBL delivered another set of impressive operating results in the second quarter,” said Stephen D. Lebovitz, CBL's chief executive officer. “Our resilient portfolio generated improved lease spreads and significant sequential and year-over-year occupancy growth, contributing to the stability of our NOI.  We are enhancing our strong free cash flow through the recent completion of redevelopment projects at Kirkwood Mall in Bismarck, North Dakota, Sunrise Mall in Brownsville, Texas, and Cross Creek Mall in Fayetteville, North Carolina, with more planned completions and new project starts anticipated in the coming months.  We are seeing ongoing interest across our portfolio from hotels, multi-family, medical, entertainment, restaurants, and other new uses, which will further enhance our properties and diversify our revenue stream.

“A major highlight of the quarter was our financing accomplishments. Despite increased volatility in interest rates and other macroeconomic factors, we successfully closed more than $663.0 million in financings during the quarter, including two new multi-property loans that funded the full redemption of all $395.0 million outstanding 10% Senior Secured Notes.  The two new non-recourse financings provided third-party validation of the tremendous value in CBL’s open-air and outparcel portfolios.  These financings also resulted in improved cash flow through lower interest expense and enhanced our future financial flexibility by creating an unencumbered NOI pool of approximately $75.0 million.

“We were thrilled to share these financial and operational successes with shareholders through the re-start of our regular quarterly cash dividend program. We are focused on executing at a high level to further financial and operational improvements, create value across our portfolio and generate ongoing returns for our shareholders.”

NON-GAAP FINANCIAL RESULTS

Net loss attributable to common shareholders for the three months ended June 30, 2022, was $41.6 million, compared with a net loss of $8.9 million, for the three months ended June 30, 2021.

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the three months ended June 30, 2022, was $59.9 million, compared with $79.5 million, for the three months ended June 30, 2021.

Same-center NOI for the three months ended June 30, 2022, increased 1.6%, or $1.7 million, to $107.4 million as compared with $105.7 million in the prior-year period.  The variance was due to a $5.2 million increase in total revenues partially offset by a $3.5 million increase in operating expenses.

Other major variances in same-center NOI for the quarter ended June 30, 2022, include:

•

Minimum rents and other rents increased $6.6 million.  Percentage rents increased $0.7 million and tenant reimbursements and other revenues declined $2.0 million.  The total estimate for uncollectible revenues and abatements for the second quarter 2022 was $0.4 million, due to collections of amounts that were previously reserved compared with an estimate for uncollectible revenues and abatement of $2.5 million for the prior year period.

•

Property operating expenses increased $1.8 million compared with the prior year. Maintenance and repair and other expenses increased $2.1 million. Real estate tax expenses declined by $0.4 million, partially offsetting the above increases.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Total portfolio	89.5%	87.0%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	87.9%	85.2%
Total lifestyle centers	89.4%	83.9%
Total outlet centers	87.5%	86.2%
Total same-center malls, lifestyle centers and outlet centers	88.0%	85.5%
All Other:
Total open-air centers	94.4%	92.2%
Total other	91.7%	98.7%
(1)

Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied.  Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Stabilized Malls, Lifestyle Centers and Outlet Centers	(8.7)%	(10.1)%
New leases	14.2%	(1.2)%
Renewal leases	(11.2)%	(11.5)%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less(1):

	Successor	Predecessor
	Sales Per Square Foot for the Trailing Twelve Months Ended June 30,	Sales Per Square Foot for the Trailing Twelve Months Ended June 30,
	2022	2021 (1)	% Change
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$443	$417	6.2%
(1)

Due to the temporary property closures that occurred during 2020 related to COVID-19, the majority of our tenants did not report sales for the full reporting period.  As a result, we are not able to provide a complete measure of sales per square foot for the periods in the year ended December 31, 2020.  Sales per square foot for the trailing twelve months ended June 30, 2021, is comprised of sales reported for the periods July 1 through December 31, 2019, and January 1 through June 30, 2021.

Same-center sales per square foot for the trailing twelve months ended June 30, 2022, increased 6.2% as compared with the trailing twelve months ended June 30, 2021 (excludes 2020).  Same-center sales per square foot for the second quarter 2022 declined 3.9% as compared with the second quarter 2021.

DIVIDEND

On August 10, 2022, CBL’s Board of Directors declared a regular quarterly cash dividend for the three months ended September 30, 2022, of $0.25 per share.  The dividend, which equates to an annual dividend payment of $1.00 per share, is payable on September 30, 2022, to shareholders of record as of September 15, 2022.

FINANCING ACTIVITY

During the quarter, CBL completed more than $663.0 million in financing activity, including funding the full redemption of all outstanding 10% Senior Secured Notes due 2029 (the “10% Notes”) utilizing net proceeds from two new non-recourse loans totaling $425.0 million, generating favorable interest expense savings.  More details are outlined below.

On April 28, 2022, CBL and its 50% joint venture partner, closed on a $40.0 million non-recourse loan ($20.0 million at CBL’s share) secured by The Shoppes at Eagle Pointe, an open-air center in Cookeville, TN.  The new ten-year CMBS loan bears a fixed interest rate of 5.4%.  The loan replaces the maturing $33.6 million existing partially guaranteed term loan.  Net proceeds to CBL after repayment of the existing loan were $6.7 million.

In May 2022, CBL completed the extension and modification of the non-recourse loan secured by Arbor Place Mall in Douglasville, GA ($100.4 million).  The loan’s maturity was extended to May 2026 and maintained the existing fixed interest rate of 5.1%. CBL also completed the extension and modification of the non-recourse loan secured by Northwoods Mall in Charleston, SC ($59.9 million).  The loan maturity was extended to April 2026 at the existing interest rate of 5.08%.

CBL also announced in May that it had closed on a new $65.0 million non-recourse loan secured by a pool of four open-air centers owned in a joint venture, located in Chattanooga, TN.  The open-air centers include Hamilton Crossing, Hamilton Corner, The Terrace and The Shoppes at Hamilton Place/ Hamilton Place - Regal.  The loan has a ten-year term with a fixed interest rate of 5.85%, interest only for three years and principal amortization based on a 30-year schedule thereafter.  Net proceeds from the new loan were used to complete a partial redemption of CBL’s outstanding 10% Senior Secured Notes.

In June, CBL completed the redemption of all outstanding 10% Notes. The redemption was funded utilizing proceeds from a new $360.0 million non-recourse loan secured by a pool of high-quality outparcels and open-air centers. The new loan has an initial five-year term with one two-year extension option available to the Company, subject to certain conditions. The loan bears a floating interest rate based on 30-day SOFR plus 4.10%. $180 million principal amount of the $360 million loan has been fixed at a rate of 6.95% for a term of three years. The balance remains at a floating rate, which will allow for selective hedging at CBL’s option.

Additionally in June, CBL and its 65% joint venture partner closed on a new $42.5 million loan ($27.6 million at CBL’s share) secured by Ambassador Town Center.  The new loan has a term of 7-years and a fixed interest rate of 4.35%.  Proceeds were used to retire the existing $40.9 million loan, which was scheduled to mature in June 2023.

In June, CBL also repaid a $14.9 million loan (CBL’s share $13.9 million) secured by CBL Center, that was scheduled to mature.

Subsequent to second quarter end, CBL completed the modification and extensions of the loan secured by Parkdale Mall in Beaumont, TX ($68.1 million).  The loan was extended to March 2026, at the existing interest rate of 5.85%.

CBL is also in the process of finalizing a modification of the loan secured by Southpark Mall in Richmond, VA ($54.8 million).  The loan is expected to be extended through June 2026 at the existing interest rate of 4.85%.

As previously announced, the modification of the $35.5 million recourse loan secured by The Outlet Shoppes at Gettysburg in Gettysburg, PA is in process and is expected to be completed within the next 30 to 45 days.

In July, CBL conveyed Asheville Mall in Asheville, NC, to the lender in exchange for forgiveness of the $62.1 million loan secured by the property.  The loans secured by EastGate Mall in Cincinnati, OH ($30.0 million) and Greenbrier Mall Chesapeake, VA ($61.6 million), remain in receivership and were deconsolidated based on each respective transfer date.  CBL recently advised the servicer for the loan secured by Westgate Mall in Spartanburg, SC ($29.7 million) that it would cooperate with a foreclosure or conveyance of the property.  CBL is in discussions with the servicer for the loan secured by Alamance Crossing East in Burlington, NC, ($42.0 million) to modify and/or extend the existing loan.  If it is unable to reach a favorable agreement, CBL plans to cooperate with a foreclosure or conveyance of the property.  Assuming the foreclosures or conveyances are completed for each of the four properties listed above and including the foreclosure of the $62.1 loan secured by Asheville Mall, a total of $225.4 million of debt will be removed from CBL’s pro rata share of total debt with an estimated debt yield of approximately 8.1%.  CBL does not recognize earnings or receive cash flow from the properties in receivership.

CBL is in discussions with the lender to extend and/or modify the loan secured by Cross Creek Mall in Fayetteville, NC ($99.9 million) as well as West County Center located in St. Louis, MO ($82.1 million at CBL’s share).  Both loans are currently scheduled to mature in 2022.

DISPOSITIONS

CBL did not complete any significant dispositions in the second quarter 2022.

REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q2 2022, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

After incorporating results for the second quarter 2022, CBL is maintaining guidance for 2022 FFO, as adjusted, in the range of $222.0 million - $237.0 million or $7.18 - $7.67 per diluted share.  Same-center NOI guidance for the year was adjusted to exclude approximately $4.0 million of NOI related to Alamance Crossing East.  This adjustment was fully offset by improved portfolio leasing expectations, resulting in same-center NOI guidance remaining in the range of $416.0 million to $430.0 million.

Key Guidance Assumptions:

	Low	High
2022 FFO, as adjusted	$222 million	$237 million
2022 FFO, as adjusted, per share	$7.18	$7.67
Weighted Average Common Shares Outstanding	30.9 million	30.9 million
2022 Same-Center NOI ("SC NOI")	$416 million	$430 million
2022 Change in Same-Center NOI	(5.2)%	(1.2)%

Reconciliation of GAAP Earnings Per Share to 2022 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$(6.02)	$(5.53)
Depreciation and amortization	10.53	10.53
Debt discount accretion, net of noncontrolling interests' share	5.17	5.17
Loss on Impairment	0.01	0.01
Gain on depreciable property	(0.02)	(0.02)
Adjustment for unconsolidated affiliates with negative investment	(0.74)	(0.74)
Non-cash default interest expense	(0.59)	(0.59)
Gain on deconsolidated	(1.17)	(1.17)
Adjustement for litigation settlement	(0.02)	(0.02)
Reorganization item, net	0.03	0.03
Expected FFO, as adjusted, per diluted, fully converted common share	$7.18	$7.67

2022 Estimate of Capital Items:

	Low	High
2022 Estimated Deferred Maintenance/Tenant Allowances	$35 million	$45 million
2022 Estimated Development/Redevelopment Expenditures	$20 million	$30 million
2022 Estimated Principal Amortization (Including Est. Term Loan ECF)	$105 million	$120 million
Total Estimate	$160 million	$195 million

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 95 properties totaling 59.6 million square feet across 24 states, including 57 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP.  The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests.  Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis.  We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable.  The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time.  Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance.  The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures.  The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.  The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders.  The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations.  Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties.  The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties.  The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations.  The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity.  A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
REVENUES:
Rental revenues	$131,832	$131,316
Management, development and leasing fees	1,786	1,449
Other	3,400	3,796
Total revenues	137,018	136,561
EXPENSES:
Property operating	(21,312)	(19,623)
Depreciation and amortization	(64,476)	(47,499)
Real estate taxes	(14,254)	(15,110)
Maintenance and repairs	(10,230)	(8,784)
General and administrative	(18,450)	(11,269)
Loss on impairment	(252)	—
Litigation settlement	65	(57)
Other	(834)	(287)
Total expenses	(129,743)	(102,629)
OTHER INCOME (EXPENSES):
Interest and other income	910	752
Interest expense	(55,117)	(22,299)
Gain on sales of real estate assets	3	107
Reorganization items, net	613	(17,073)
Income tax benefit (provision)	472	(705)
Equity in earnings (losses) of unconsolidated affiliates	2,039	(4,275)
Total other income (expenses)	(51,080)	(43,493)
Net loss	(43,805)	(9,561)
Net loss attributable to noncontrolling interests in:
Operating Partnership	44	230
Other consolidated subsidiaries	2,373	449
Net loss attributable to the Company	(41,388)	(8,882)
Dividends allocable to unvested restricted stock	(210)	—
Net loss attributable to common shareholders	$(41,598)	$(8,882)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(1.34)	$(0.05)
Weighted-average common and potential dilutive common shares outstanding	30,973	196,458

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
REVENUES:
Rental revenues	$267,164	$259,491
Management, development and leasing fees	3,555	3,108
Other	6,401	7,146
Total revenues	277,120	269,745
EXPENSES:
Property operating	(44,656)	(41,425)
Depreciation and amortization	(133,419)	(95,611)
Real estate taxes	(28,689)	(31,661)
Maintenance and repairs	(20,796)	(19,565)
General and administrative	(36,524)	(23,881)
Loss on impairment	(252)	(57,182)
Litigation settlement	146	801
Other	(834)	(287)
Total expenses	(265,024)	(268,811)
OTHER INCOME (EXPENSES):
Interest and other income	1,064	1,528
Interest expense	(145,776)	(46,429)
Gain on deconsolidation	36,250	55,131
Gain (loss) on sales of real estate assets	19	(192)
Reorganization items, net	(958)	(40,006)
Income tax provision	(329)	(1,456)
Equity in earnings (losses) of unconsolidated affiliates	10,606	(7,351)
Total other income (expenses)	(99,124)	(38,775)
Net loss	(87,028)	(37,841)
Net loss attributable to noncontrolling interests in:
Operating Partnership	59	928
Other consolidated subsidiaries	4,859	1,268
Net loss attributable to the Company	(82,110)	(35,645)
Dividends allocable to unvested restricted stock	(210)	—
Net loss attributable to common shareholders	$(82,320)	$(35,645)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(2.83)	$(0.18)
Weighted-average common and potential dilutive common shares outstanding	29,091	196,484

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
Net loss attributable to common shareholders	$(41,598)	$(8,882)
Noncontrolling interest in loss of Operating Partnership	(44)	(230)
Depreciation and amortization expense of:
Consolidated properties	64,476	47,499
Unconsolidated affiliates	8,819	13,456
Non-real estate assets	(203)	(492)
Dividends allocable to unvested restricted stock	210	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(938)	(558)
Loss on impairment, net of taxes	186	—
FFO allocable to Operating Partnership common unitholders	30,908	50,793
Debt discount accretion, net of noncontrolling interests' share (1)	50,036	—
Adjustment for unconsolidated affiliates with negative investment (2)	(10,460)	—
Senior secured notes fair value adjustment (3)	(593)	—
Litigation settlement (4)	(65)	57
Non-cash default interest expense (5)	(9,344)	11,576
Reorganization items, net (6)	(613)	17,073
FFO allocable to Operating Partnership common unitholders, as adjusted	$59,869	$79,499
FFO per diluted share	$0.97	$0.25
FFO, as adjusted, per diluted share	$1.88	$0.39
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	31,822	201,576
(1)

In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted over the terms of the respective mortgage notes payable using the effective interest method.

(2)

Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.

(3)	Represents the fair value adjustment recorded on the Company’s 10% senior secured notes (the “Secured Notes”) as interest expense.
(4)

Represents a credit to litigation settlement expense for the three-month period ended June 30, 2022 related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.

(5)

The three months ended June 30, 2022 includes the reversal of default interest expense when waivers or forbearance agreements were obtained. The three months ended June 30, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing bankruptcy, as well as loans secured by properties that remain in default due to the Company filing bankruptcy.

(6)

Represents costs incurred subsequent to the Company filing bankruptcy associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees expensed in accordance with ASC 852.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Net loss attributable to common shareholders	$(82,320)	$(35,645)
Noncontrolling interest in loss of Operating Partnership	(59)	(928)
Depreciation and amortization expense of:
Consolidated properties	133,419	95,611
Unconsolidated affiliates	17,339	26,986
Non-real estate assets	(401)	(1,032)
Dividends allocable to unvested restricted stock	210	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,837)	(1,139)
Loss on impairment, net of taxes	186	57,182
Gain on depreciable property	(629)	—
FFO allocable to Operating Partnership common unitholders	65,908	141,035
Debt discount accretion, net of noncontrolling interests' share (1)	128,499	—
Adjustment for unconsolidated affiliates with negative investment (2)	(23,007)	—
Senior secured notes fair value adjustment (3)	(395)	—
Litigation settlement (4)	(146)	(801)
Non-cash default interest expense (5)	(18,220)	23,046
Gain on deconsolidation (6)	(36,250)	(55,131)
Reorganization items, net (7)	958	40,006
FFO allocable to Operating Partnership common unitholders, as adjusted	$117,347	$148,155
FFO per diluted share	$2.20	$0.70
FFO, as adjusted, per diluted share	$3.92	$0.73
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	29,926	201,601
(1)

In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted over the terms of the respective mortgage notes payable using the effective interest method.

(2)

Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.

(3)	Represents the fair value adjustment recorded on the Secured Notes as interest expense.
(4)

Represents a credit to litigation settlement expense in each of the six-month periods ended June 30, 2022 and 2021 related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.

(5)

The six months ended June 30, 2022 includes the reversal of default interest expense when waivers or forbearance agreements were obtained. The six months ended June 30, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing bankruptcy, as well as loans secured by properties that remain in default due to the Company filing bankruptcy.

(6)

For the six months ended June 30, 2022, the Successor Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the six months ended June 30, 2021, the Predecessor Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

(7)

Represents costs incurred subsequent to the Company filing bankruptcy associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees expensed in accordance with ASC 852.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
Diluted EPS attributable to common shareholders	$(1.34)	$(0.05)
Add amounts per share included in FFO:
Unvested restricted stock	0.04	—
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	2.23	0.30
Loss on impairment, net of taxes	0.01	—
FFO per diluted share	$0.94	$0.25

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Diluted EPS attributable to common shareholders	$(2.83)	$(0.18)
Add amounts per share included in FFO:
Unvested restricted stock	0.08	—
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	4.96	0.59
Loss on impairment, net of taxes	0.01	0.29
Gain on depreciable property	(0.02)	—
FFO per diluted share	$2.20	$0.70

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,052	$167

Straight-line rental income adjustment	$4,425	$(2,549)

Gain on outparcel sales	$3	$90

Net amortization of acquired above- and below-market leases	$(4,892)	$73

Income tax benefit (provision)	$472	$(705)

Abandoned projects expense	$(834)	$(287)

Interest capitalized	$147	$13

Estimate of uncollectable revenues	$940	$(7,253)

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$2,448	$1,278

Straight-line rental income adjustment	$7,342	$(5,445)

Gain (loss) on outparcel sales, net of taxes	$19	$(209)

Net amortization of acquired above- and below-market leases	$(11,049)	$125

Income tax provision	$(329)	$(1,456)

Abandoned projects expense	$(834)	$(287)

Interest capitalized	$375	$32

Estimate of uncollectable revenues	$3,301	$(16,370)

	Successor	Predecessor
	As of June 30,	As of June 30,
	2022	2021
Straight-line rent receivable	$9,440	$48,341

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
Net loss	$(43,805)	$(9,561)
Adjustments:
Depreciation and amortization	64,476	47,499
Depreciation and amortization from unconsolidated affiliates	8,819	13,456
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(938)	(558)
Interest expense	55,117	22,299
Interest expense from unconsolidated affiliates	21,660	10,512
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,525)	(878)
Abandoned projects expense	834	287
Gain on sales of real estate assets	(3)	(107)
Adjustment for unconsolidated affiliates with negative investment	(10,460)	—
Loss on impairment, net of taxes	186	—
Litigation settlement	(65)	57
Reorganization items, net	(613)	17,073
Income tax (benefit) provision	(472)	705
Lease termination fees	(1,052)	(167)
Straight-line rent and above- and below-market lease amortization	467	2,476
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	2,373	449
General and administrative expenses	18,450	11,269
Management fees and non-property level revenues	(525)	(5,166)
Operating Partnership's share of property NOI	111,924	109,645
Non-comparable NOI	(4,566)	(3,962)
Total same-center NOI (1)	$107,358	$105,683
Total same-center NOI percentage change	1.6%
(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Net loss	$(87,028)	$(37,841)
Adjustments:
Depreciation and amortization	133,419	95,611
Depreciation and amortization from unconsolidated affiliates	17,339	26,986
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,837)	(1,139)
Interest expense	145,776	46,429
Interest expense from unconsolidated affiliates	40,157	20,361
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(5,095)	(1,845)
Abandoned projects expense	834	287
(Gain) loss on sales of real estate assets	(19)	192
Gain on sales of real estate assets of unconsolidated affiliates	(629)	—
Adjustment for unconsolidated affiliates with negative investment	(23,007)	—
Gain on deconsolidation	(36,250)	(55,131)
Loss on impairment, net of taxes	186	57,182
Litigation settlement	(146)	(801)
Reorganization items, net	958	40,006
Income tax provision	329	1,456
Lease termination fees	(2,448)	(1,278)
Straight-line rent and above- and below-market lease amortization	3,707	5,320
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	4,859	1,268
General and administrative expenses	36,524	23,881
Management fees and non-property level revenues	(1,049)	(7,379)
Operating Partnership's share of property NOI	226,580	213,565
Non-comparable NOI	(9,194)	(9,738)
Total same-center NOI (1)	$217,386	$203,827
Total same-center NOI percentage change	6.7%
(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Continued)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
Malls	$75,369	$74,157
Outlet centers	4,520	4,246
Lifestyle centers	8,727	8,854
Open-air centers	13,178	12,696
Outparcels and other	5,564	5,730
Total same-center NOI (1)	$107,358	$105,683
Percentage Change:
Malls	1.6%
Outlet centers	6.5%
Lifestyle centers	(1.4)%
Open-air centers	3.8%
Outparcels and other	(2.9)%
Total same-center NOI (1)	1.6%

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Malls	$153,124	$143,851
Outlet centers	8,847	7,991
Lifestyle centers	17,830	16,527
Open-air centers	26,258	24,562
Outparcels and other	11,327	10,896
Total same-center NOI (1)	$217,386	$203,827
Percentage Change:
Malls	6.4%
Lifestyle centers	10.7%
Open-air centers	7.9%
Outlet centers	6.9%
Outparcels and other	4.0%
Total same-center NOI (1)	6.7%
(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of June 30, 2022 (Successor)
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$881,513	$1,270,871		$2,152,384	$(16,028)	$(100,967)	$2,035,389
Noncontrolling interests' share of consolidated debt	(32,771)	(13,597)		(46,368)	92	15,424	(30,852)
Company's share of unconsolidated affiliates' debt	627,434	71,786		699,220	(2,490)	—	696,730
Other debt (2)	153,719	—		153,719	—	—	153,719
Company's share of consolidated, unconsolidated and other debt	$1,629,895	$1,329,060		$2,958,955	$(18,426)	$(85,543)	$2,854,986
Weighted-average interest rate	4.67%	4.44%		4.57%

	As of June 30, 2021 (Predecessor)
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Deferred Financing Costs	Total
Consolidated debt (3)	$2,338,118	$1,181,599		$3,519,717	$(2,987)	$—	$3,516,730
Noncontrolling interests' share of consolidated debt	(29,744)	—		(29,744)	238	—	(29,506)
Company's share of unconsolidated affiliates' debt	618,092	124,141		742,233	(2,648)	—	739,585
Other debt (2)	138,926	—		138,926	—	—	138,926
Company's share of consolidated and unconsolidated debt	$3,065,392	$1,305,740		$4,371,132	$(5,397)	$—	$4,365,735
Weighted-average interest rate	5.04%	8.62%	(4)	6.11%
(1)

In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing a debt discount on the Effective Date. The debt discount is accreted over the term of the respective debt using the effective interest method.

(2)	Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.
(3)	Includes $2,529,138 of liabilities subject to compromise.
(4)

The administrative agent informed the Company that interest would accrue on all outstanding obligations at the post-default rate, which was equal to the rate that otherwise would be in effect plus 5.0%. The post-default interest rate on June 30, 2021 was 9.50%.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	June 30, 2022	December 31, 2021
ASSETS
Real estate assets:
Land	$592,553	$599,283
Buildings and improvements	1,171,468	1,173,106
	1,764,021	1,772,389
Accumulated depreciation	(77,968)	(19,939)
	1,686,053	1,752,450
Developments in progress	13,201	16,665
Net investment in real estate assets	1,699,254	1,769,115
Cash and cash equivalents	177,065	169,554
Available-for-sale securities - at fair value (amortized cost of $150,057 and $149,999 as of June 30, 2022 and December 31, 2021, respectively)	150,063	149,996
Receivables:
Tenant	27,256	25,190
Other	4,084	4,793
Investments in unconsolidated affiliates	85,685	103,655
In-place leases, net	307,887	384,705
Above market leases, net	201,499	234,286
Intangible lease assets and other assets	121,749	104,685
	$2,774,542	$2,945,979
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,035,389	$1,813,209
10% senior secured notes - at fair value (carrying amount of $395,000 as of December 31, 2021)	—	395,395
Below market leases, net	131,135	151,871
Accounts payable and accrued liabilities	146,393	184,404
Total liabilities	2,312,917	2,544,879
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 31,814,178 and 20,774,716 issued and outstanding in 2022 and 2021, respectively	32	21
Additional paid-in capital	705,884	547,726
Accumulated other comprehensive income (loss)	6	(3)
Accumulated deficit	(241,609)	(151,545)
Total shareholders' equity	464,313	396,199
Noncontrolling interests	(2,688)	4,901
Total equity	461,625	401,100
	$2,774,542	$2,945,979

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	June 30, 2022	December 31, 2021
ASSETS:
Investment in real estate assets	$2,049,298	$2,364,154
Accumulated depreciation	(808,042)	(934,374)
	1,241,256	1,429,780
Developments in progress	7,385	7,288
Net investment in real estate assets	1,248,641	1,437,068
Other assets	205,152	188,683
Total assets	$1,453,793	$1,625,751
LIABILITIES:
Mortgage and other indebtedness, net	$1,501,971	$1,452,794
Other liabilities	65,531	64,598
Total liabilities	1,567,502	1,517,392
OWNERS' EQUITY:
The Company	7,893	102,792
Other investors	(121,602)	5,567
Total owners' equity (deficit)	(113,709)	108,359
Total liabilities and owners’ equity	$1,453,793	$1,625,751

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total revenues	$65,551	$57,747	$129,288	$116,503
Depreciation and amortization	(18,087)	(23,472)	(36,606)	(46,445)
Operating expenses	(22,368)	(21,133)	(43,933)	(40,239)
Interest and other income	336	341	665	739
Interest expense	(13,048)	(23,181)	(19,645)	(43,577)
Gain on sales of real estate assets	—	—	3,293	—
Net income (loss)	$12,384	$(9,698)	$33,062	$(13,019)

	Company's Share for the Period		Company's Share for the Period
	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021	2022	2021
Total revenues	$31,568	$29,406	$64,650	$59,006
Depreciation and amortization	(12,138)	(13,456)	(28,594)	(26,986)
Operating expenses	(10,760)	(9,949)	(20,620)	(19,511)
Interest and other income	232	236	462	501
Interest expense	(21,660)	(10,512)	(40,157)	(20,361)
Negative investment adjustment	14,823	—	34,262	—
Loss on impairment	(26)	—	(26)	—
Gain on sales of real estate assets	—	—	629	—
Net income (loss)	$2,039	$(4,275)	$10,606	$(7,351)

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, reorganization items, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
Net loss	$(43,805)	$(9,561)
Depreciation and amortization	64,476	47,499
Depreciation and amortization from unconsolidated affiliates	8,819	13,456
Interest expense	55,117	22,299
Interest expense from unconsolidated affiliates	21,660	10,512
Income taxes	(305)	1,142
Loss on impairment	252	—
EBITDAre (1)	106,214	85,347
Reorganization items, net	(613)	—
Litigation settlement	(65)	57
Abandoned projects expense	834	287
Adjustment for unconsolidated affiliates with negative investment	(10,460)	—
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	2,373	449
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(938)	(558)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,525)	(878)
Company's share of Adjusted EBITDAre	$94,820	$84,704
(1)	Includes $3 and $107 for the three months ended June 30, 2022 and 2021, respectively, related to sales of non-depreciable real estate assets.
	Successor		Predecessor
	Three Months Ended June 30,		Three Months Ended June 30,
	2022		2021

Interest Expense:
Interest expense	$55,117		$22,299
Interest expense from unconsolidated affiliates	21,660		10,512
Debt discount accretion, net of noncontrolling interests' share	(50,036)		—
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(721)		(878)
Company's share of interest expense	$26,020		$31,933
Ratio of Adjusted EBITDAre to Interest Expense	3.6	x	2.7	x

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
Company's share of Adjusted EBITDAre	$94,820	$84,704
Interest expense	(55,117)	(22,299)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	2,525	878
Reorganization items, net	613	—
Income taxes	305	(1,142)
Net amortization of deferred financing costs, premiums on available-for-sale securities, debt premiums and discounts	35,268	573
Net amortization of intangible lease assets and liabilities	4,755	327
Depreciation and interest expense from unconsolidated affiliates	(30,479)	(23,968)
Adjustment for unconsolidated affiliates with negative investment	10,460	—
Litigation settlement	65	(57)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	938	558
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(2,373)	(449)
Gain on outparcel sales	(3)	(107)
Gain on insurance proceeds	(803)	—
Equity in (earnings) losses of unconsolidated affiliates	(2,039)	4,275
Distributions of earnings from unconsolidated affiliates	4,743	4,110
Share-based compensation expense	2,818	344
Change in estimate of uncollectable revenues	(1,962)	6,704
Change in deferred tax assets	(1,267)	—
Changes in operating assets and liabilities	(17,607)	13,942
Cash flows provided by operating activities	$45,660	$68,393

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Net loss	$(87,028)	$(37,841)
Depreciation and amortization	133,419	95,611
Depreciation and amortization from unconsolidated affiliates	17,339	26,986
Interest expense	145,776	46,429
Interest expense from unconsolidated affiliates	40,157	20,361
Income taxes	602	2,123
Loss on impairment	252	57,182
Gain on depreciable property from unconsolidated affiliates	(629)	—
Gain on deconsolidation	(36,250)	(55,131)
EBITDAre (1)	213,638	155,720
Reorganization items, net	958	—
Litigation settlement	(146)	(801)
Abandoned projects expense	834	287
Adjustment for unconsolidated affiliates with negative investment	(23,007)	—
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	4,859	1,268
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,837)	(1,139)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(5,095)	(1,845)
Company's share of Adjusted EBITDAre	$190,204	$153,490
(1)	Includes $19 and $(192) for the six months ended June 30, 2022 and 2021, respectively, related to sales of non-depreciable real estate assets.
	Successor		Predecessor
	Six Months Ended June 30,		Six Months Ended June 30,
	2022		2021

Interest Expense:
Interest expense	$145,776		$46,429
Interest expense from unconsolidated affiliates	40,157		20,361
Debt discount accretion, net of noncontrolling interests' share	(128,499)		—
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,417)		(1,845)
Company's share of interest expense	$56,017		$64,945
Ratio of Adjusted EBITDAre to Interest Expense	3.4	x	2.4	x

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Company's share of Adjusted EBITDAre	$190,204	$153,490
Interest expense	(145,776)	(46,429)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	5,095	1,845
Reorganization items, net	(958)	—
Income taxes	(602)	(2,123)
Net amortization of deferred financing costs, premiums on available-for-sale securities, debt premiums and discounts	98,923	1,496
Net amortization of intangible lease assets and liabilities	11,078	385
Depreciation and interest expense from unconsolidated affiliates	(57,496)	(47,347)
Gain on depreciable property from unconsolidated affiliates	629	—
Adjustment for unconsolidated affiliates with negative investment	23,007	—
Litigation settlement	146	801
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	1,837	1,139
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(4,859)	(1,268)
(Gain) loss on outparcel sales	(19)	192
Gain on insurance proceeds	(803)	—
Equity in (earnings) losses of unconsolidated affiliates	(10,606)	7,351
Distributions of earnings from unconsolidated affiliates	12,583	6,676
Share-based compensation expense	5,561	739
Change in estimate of uncollectable revenues	(2,699)	15,525
Change in deferred tax assets	(1,334)	—
Changes in operating assets and liabilities	(35,822)	38,025
Cash flows provided by operating activities	$88,089	$130,497

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
Minimum rents	$98,038	$103,285
Percentage rents	3,815	3,728
Other rents	2,244	1,629
Tenant reimbursements	25,907	29,617
Estimate of uncollectable amounts	1,828	(6,943)
Total rental revenues	$131,832	$131,316

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Minimum rents	$195,629	$203,538
Percentage rents	9,093	6,415
Other rents	3,958	2,522
Tenant reimbursements	55,869	63,116
Estimate of uncollectable amounts	2,615	(16,100)
Total rental revenues	$267,164	$259,491

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of June 30, 2022		Balance
								Fixed	Variable
Operating Properties:
Parkdale Mall & Crossing (1)	Beaumont, TX		Mar-21		5.85%	$68,123		$68,123	$—
Alamance Crossing (2)(3)	Burlington, NC		Jul-21		5.83%	41,981		41,981	—
Southpark Mall (4)(5)	Colonial Heights, VA		Jun-22		4.85%	54,800		54,800	—
Cross Creek Mall (5)	Fayetteville, NC		Jul-22		4.54%	99,875		99,875	—
WestGate Mall (2)(3)	Spartanburg, SC		Jul-22		4.99%	29,670		29,670	—
Fayette Mall (6)	Lexington, KY		May-23	May-26	4.25%	131,571		131,571	—
The Outlet Shoppes at Laredo	Laredo, TX		Jun-23	Jun-24	4.31%	38,850		—	38,850
Brookfield Square Anchor Redevelopment	Brookfield, WI		Dec-23	Dec-24	3.96%	18,690		—	18,690
Volusia Mall	Daytona Beach, FL		May-24		4.56%	42,319		42,319	—
The Outlet Shoppes at Gettysburg (4)(5)	Gettysburg, PA		Oct-25		4.80%	35,450		35,450	—
Northwoods Mall	North Charleston, SC		Apr-26		5.08%	59,887		59,887	—
Arbor Place	Atlanta (Douglasville), GA		May-26		5.10%	100,406		100,406	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	95,133		95,133	—
Jefferson Mall (4)(5)	Louisville, KY		Jun-26		4.75%	57,298		57,298	—
Open-air centers and outparcels loan (7)			Jun-27	Jun-29	6.10%	360,000		—	360,000
Hamilton Place open-air centers secured loan			Jun-32		5.85%	65,000		65,000	—
Total Loans On Operating Properties						1,299,053		881,513	417,540
Weighted-average interest rate						5.20%		4.90%	5.83%

Corporate Debt:
Secured term loan			Nov-25	Nov-26/Nov-27	3.81%	853,331		—	853,331
	SUBTOTAL					853,331		—	853,331

Total Consolidated Debt						$2,152,384	(8)	$881,513	$1,270,871
Weighted-average interest rate						4.65%		4.90%	4.48%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-22	Apr-23	5.55%	$7,797		$—	$7,797
West County Center	Des Peres, MO		Dec-22		3.40%	82,061		82,061	—
Friendly Center	Greensboro, NC		Apr-23		3.48%	43,492		43,492	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	33,747		33,747	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		3.56%	4,406		—	4,406
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	50,681		50,681	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,445		2,445	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	3,450		3,450	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		3.57%	8,355		—	8,355
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	32,938		32,938	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of June 30, 2022		Balance
								Fixed	Variable
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	3.56%	19,165		—	19,165
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	3.56%	6,789		—	6,789
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	3.56%	25,274		—	25,274
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	7,001		7,001	—
York Town Center	York, PA		Mar-25		4.75%	15,000		15,000	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,486		131,486	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	39,851		39,851	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	72,315		72,315	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	35,366		35,366	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	27,620		27,620	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	19,981		19,981	—
	SUBTOTAL					699,220	(8)	627,434	71,786

Plus Other Debt:
Greenbrier Mall (9)	Chesapeake, VA		Dec-19		5.41%	61,647		61,647	—
EastGate Mall (9)	Cincinnati, OH		Apr-21		5.83%	29,951		29,951	—
Asheville Mall (9)	Asheville, NC		Sep-21		5.80%	62,121		62,121	—
	SUBTOTAL					153,719		153,719	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo	Laredo, TX	35%	Jun-23	Jun-24	4.31%	(13,597)		—	(13,597)
The Outlet Shoppes at Gettysburg (4)(5)	Gettysburg, PA	50%	Oct-25		4.80%	(17,725)		(17,725)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,513)		(9,513)	—
Hamilton Place open-air centers secured loan		8% - 10%	Jun-32		5.85%	(5,533)		(5,533)	—
						(46,368)	(8)	(32,771)	(13,597)

Company's Share Of Consolidated, Unconsolidated and Other Debt						$2,958,955	(8)	$1,629,895	$1,329,060
Weighted-average interest rate						4.57%		4.67%	4.44%

Total Debt of Unconsolidated Affiliates:
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-22	Apr-23	5.55%	$7,797		$—	$7,797
West County Center	Des Peres, MO		Dec-22		3.40%	164,123		164,123	—
Friendly Center	Greensboro, NC		Apr-23		3.48%	86,985		86,985	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	67,494		67,494	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		3.56%	4,406		—	4,406
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	101,363		101,363	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	4,891		4,891	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	6,900		6,900	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		3.57%	16,710		—	16,710
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	65,876		65,876	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	3.56%	38,331		—	38,331
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	3.56%	13,579		—	13,579
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	3.56%	50,547		—	50,547

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of June 30, 2022	Balance
							Fixed	Variable
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	7,001	7,001	—
York Town Center	York, PA		Mar-25		4.75%	30,000	30,000	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	262,971	262,971	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	61,309	61,309	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	144,629	144,629	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	70,732	70,732	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	42,492	42,492	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	39,961	39,961	—
						$1,348,097	$1,216,727	$131,370
Weighted-average interest rate						4.08%	4.13%	3.68%
(1)	Subsequent to June 30, 2022, the loan secured by Parkdale Mall and Crossing was extended to March 2026.
(2)	The loan is in maturity default.
(3)	The Company is in discussions with the lender.
(4)

On November 1, 2021, the Company emerged from bankruptcy. The loan remains in default due to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020, which constituted an event of default with respect to the loan.

(5)	The Company is in discussions with the lender regarding an extension.
(6)	The loan has three one-year extension options for a fully extended maturity date of May 1, 2026.
(7)	The interest rate is a fixed 6.95% for $180,000 of the $360,000 loan, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%.
(8)	See page 16 for debt discounts and unamortized deferred financing costs.
(9)

The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender. Subsequent to June 30, 2022, the foreclosure process was completed in regard to Asheville Mall.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019 (2)	$—	$—	$61,647	$—	$61,647	2.08%	5.41%
2021	110,104	—	92,072	—	202,176	6.83%	5.83%
2022	184,345	82,061	—	—	266,406	9.00%	4.30%
2023	—	119,442	—	—	119,442	4.04%	3.98%
2024	99,859	97,869	—	(13,597)	184,131	6.22%	4.20%
2025	35,450	153,487	—	(17,725)	171,212	5.79%	4.09%
2026	444,295	91,079	—	(9,513)	525,861	17.77%	4.47%
2027	853,331	—	—	—	853,331	28.84%	3.75%
2028	—	107,681	—	—	107,681	3.64%	4.93%
2029	360,000	27,620	—	—	387,620	13.10%	5.89%
2032	65,000	19,981	—	(5,533)	79,448	2.69%	5.74%
Face Amount of Debt	$2,152,384	$699,220	$153,719	$(46,368)	$2,958,955	100.00%	4.54%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019 (2)	$—	$—	$61,647	$—	$61,647	2.08%	5.41%
2021	110,104	—	92,072	—	202,176	6.83%	5.83%
2022	184,345	89,858	—	—	274,203	9.27%	4.34%
2023	189,111	111,645	—	(13,597)	287,159	9.70%	4.09%
2024	42,319	97,869	—	—	140,188	4.74%	4.21%
2025	888,781	204,715	—	(17,725)	1,075,771	36.36%	3.79%
2026	312,724	39,851	—	(9,513)	343,062	11.59%	4.69%
2027	360,000	—	—	—	360,000	12.17%	6.10%
2028	—	107,681	—	—	107,681	3.64%	4.93%
2029	—	27,620	—	—	27,620	0.93%	3.22%
2032	65,000	19,981	—	(5,533)	79,448	2.69%	5.74%
Face Amount of Debt	$2,152,384	$699,220	$153,719	$(46,368)	$2,958,955	100.00%	4.54%
(1)

During the successor period for the six months ended June 30, 2022, the Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. During the successor period November 1, 2021 through December 31, 2021, the Company deconsolidated EastGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. During the predecessor period January 1, 2021 through October 31, 2021, the Company deconsolidated Asheville Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. Subsequent to June 30, 2022, the foreclosure process was completed in regard to Asheville Mall.

(2)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by Property Type and by grouped into categories based on the debt supported. The Property Types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores. CBL previously included Lifestyle Centers in the Mall category.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price store as well as a selection of brand name discount or off-price stores. CBL previously included Outlet Centers in the Mall category.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services, convenience offerings or other. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers. CBL previously reported its Open-Air Centers as Associated Centers and Community Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers that serve as collateral for the Secured Notes. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease. Outparcels were formerly reported as part of the Mall, Lifestyle Center, Outlet Center or Open-Air Center it is located at.

Other: Other includes other non-retail property types such as office, hotels, self-storage or vacant land.

The information provided in the tables below, including historic operational and financial information, is for Properties owned as of June 30, 2022, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to June 30, 2022, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)(2)		In-Line Occupancy (3)
		6/30/22	6/30/21	6/30/22	6/30/21
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$407	$381	90.3%	86.6%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$427	$388	90.9%	87.1%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	98.0%	94.9%

Total Term Loan Assets (HoldCo I)		$410	$382	90.9%	87.2%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$364	$351	80.9%	79.1%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA	N/A	N/A	100.0%	99.0%

Outparcels and Other (4):		N/A	N/A	89.9%	98.4%

Total Consolidated Unencumbered		$364	$351	83.9%	82.8%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)(2)		In-Line Occupancy (3)
		6/30/22	6/30/21	6/30/22	6/30/21
JOINT VENTURE ASSETS
Malls:
Coastal Grand	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$547	$498	89.9%	87.6%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$442	$412	87.5%	85.4%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$576	$517	88.9%	88.5%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Promenade	D'Iberville, MS
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	93.3%	92.1%

Total Joint Venture Assets		$510	$466	90.3%	88.5%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$463	$462	91.9%	89.9%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	73.7%	73.7%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)(2)		In-Line Occupancy (3)
		6/30/22	6/30/21	6/30/22	6/30/21
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	92.9%	89.2%

Outparcels:		N/A	N/A	95.3%	98.3%

Total Consolidated Encumbered Assets		$463	$462	92.3%	90.0%

Total Same-Center Portfolio		$443	$417	89.5%	87.3%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
Asheville Mall	Asheville, NC
EastGate Mall	Cincinnati, OH
Greenbrier Mall	Chesapeake, VA
WestGate Mall	Spartanburg, SC
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)

Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Due to the temporary property and store closures that occurred during 2020 related to COVID-19, the majority of our tenants did not report sales for the full 2020 reporting period. As a result, sales for the trailing twelve months ended June 30, 2021, is computed using the first six months of 2021 and the last six months of 2019.

(2)

Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.

(3)	Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Six Months Ended June 30, 2022 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$56,361	$(3,210)	$-	$53,151	$-	$-	$-	$53,151
Lifestyle Centers	10,815	(982)	-	9,833	-	-	-	9,833
Open-Air Centers	1,985	(49)	-	1,936	-	-	-	1,936
Term Loan Debt Service	-	-	-	-	(16,344)	-	(26,761)	(43,105)
Total Term Loan Assets (HoldCo I)	69,161	(4,241)	-	64,920	(16,344)	-	(26,761)	21,815
						-
CONSOLIDATED UNENCUMBERED						-
Malls	31,211	(2,319)	(481)	28,411	-	-	-	28,411
Open-Air Centers	520	(190)	-	330	-	-	-	330
Outparcels	910	-	-	910	-	-	-	910
Other (2)	1,647	(203)	-	1,444	(426)	135	(342)	811
Total Consolidated Unencumbered	34,288	(2,712)	(481)	31,095	(426)	135	(342)	30,462
						-
JOINT VENTURE ASSETS						-
Malls	19,955	(1,408)	-	18,547	(5,232)	(1,827)	(2,517)	8,971
Outlet Centers	8,846	(563)	-	8,283	(6,140)	2,595	(2,133)	2,605
Lifestyle Centers	6,071	(97)	-	5,974	(1,275)	-	(581)	4,118
Open-Air Centers	12,877	(347)	-	12,530	(293)	(2,525)	(3,994)	5,718
Total Joint Venture Assets	47,749	(2,415)	-	45,334	(12,940)	(1,757)	(9,226)	21,411
						-
CONSOLIDATED ENCUMBERED ASSETS						-
Malls	45,598	(2,865)	-	42,733	(80,932)	62,881	(22,693)	1,989
Lifestyle Centers	944	-	-	944	(74)	-	-	870
Open-Air Centers	10,876	(375)	-	10,501	(1,182)	-	(80)	9,239
Outparcels	8,770	-	(2,019)	6,751	(790)	-	-	5,961
Total Consolidated Encumbered Assets	66,188	(3,240)	(2,019)	60,929	(82,978)	62,881	(22,773)	18,059
						-
Secured Note Debt Service	-	-	-	-	(17,721)	788	-	(16,933)

Total Same-Center	$217,386	$(12,608)	$(2,500)	$202,278	$(130,409)	$62,047	$(59,102)	$74,814
(1)

Non-cash interest expense consists of default interest and the accretion of debt discounts. Also, the $788 of non-cash interest expense related to the Exchangeable Secured Notes Debt Service represents accrued interest settled in shares of common stock issued by the Company upon the conversion of the exchangeable notes.

(2)The loan secured by one of the properties was retired during the three months ended June 30, 2022.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Six Months Ended June 30, 2021 at CBL Share (1)
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (2)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$52,310	$(3,065)	$-	$49,245	$-	$-	$-	$49,245
Lifestyle Centers	9,860	(473)	(4,815)	4,572	-	-	-	4,572
Open-Air Centers	1,675	(23)	-	1,652	-	-	-	1,652
Total Term Loan Assets (HoldCo I)	63,845	(3,561)	(4,815)	55,469	-	-	-	55,469

CONSOLIDATED UNENCUMBERED
Malls	29,946	(1,237)	-	28,709	-	-	-	28,709
Open-Air Centers	572	(189)	-	383	-	-	-	383
Outparcels	764	-	(2,892)	(2,128)	-	-	-	(2,128)
Other	1,921	(57)	-	1,864	(375)	-	(391)	1,098
Total Consolidated Unencumbered	33,203	(1,483)	(2,892)	28,828	(375)	-	(391)	28,062

JOINT VENTURE ASSETS
Malls	19,201	(188)	-	19,013	(8,893)	1,794	(2,923)	8,991
Outlet Centers	7,991	(356)	-	7,635	(6,517)	2,935	(2,869)	1,184
Lifestyle Centers	5,670	(44)	-	5,626	(1,976)	681	(561)	3,770
Open-Air Centers	12,303	(22)	-	12,281	(4,050)	1,011	(3,526)	5,716
Total Joint Venture Assets	45,165	(610)	-	44,555	(21,436)	6,421	(9,879)	19,661

CONSOLIDATED ENCUMBERED ASSETS
Malls	42,394	(607)	-	41,787	(32,473)	13,385	(14,863)	7,836
Lifestyle Centers	997	-	-	997	-	-	-	997
Open-Air Centers	10,012	(572)	-	9,440	(338)	112	(153)	9,061
Outparcels	8,211	-	-	8,211	-	-	-	8,211
Total Consolidated Encumbered Assets	61,614	(1,179)	-	60,435	(32,811)	13,497	(15,016)	26,105

Total Same-Center	$203,827	$(6,833)	$(7,707)	$189,287	$(54,622)	$19,918	$(25,286)	$129,297
(1)	Represents the Predecessor period.
(2)	Non-cash interest expense consists of default interest.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	June 30, 2022	December 31, 2021
ASSETS
Real estate assets:
Land	$174,313	$174,292
Buildings and improvements	394,284	385,577
	568,597	559,869
Accumulated depreciation	(28,900)	(7,188)
	539,697	552,681
Developments in progress	660	3,884
Net investment in real estate assets	540,357	556,565
Cash	24,371	17,887
Restricted cash	8,455	339
Receivables:
Tenant	10,182	14,180
Other	4,289	354
In-place leases, net	107,749	133,806
Above market leases, net	66,377	77,466
Other assets	2,828	1,893
	$764,608	$802,490
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$852,334	$878,949
Below market leases, net	43,608	51,333
Accounts payable and accrued liabilities	38,655	41,042
Total liabilities	934,597	971,324
Owner's deficit	(169,989)	(168,834)
	$764,608	$802,490

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
REVENUES:
Rental revenues	$48,131	$99,992
Other	1,319	2,383
Total revenues	49,450	102,375
EXPENSES:
Property operating	(7,423)	(15,785)
Depreciation and amortization	(23,385)	(48,743)
Real estate taxes	(4,908)	(9,661)
Maintenance and repairs	(4,018)	(7,801)
Management fees	(2,250)	(4,500)
Total expenses	(41,984)	(86,490)
OTHER INCOME (EXPENSES):
Other income	805	833
Interest expense	(8,245)	(16,493)
Total other income (expenses)	(7,440)	(15,660)
NET INCOME	$26	$225

Modified Cash NOI (1)	$62,288	$99,214

Interest Coverage Ratio (2)		4.5x
Interest Coverage Ratio - pro forma (2)		4.5x
(1)

Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI presented on page 6 that is used for NOI and same-center NOI metrics.

(2)

The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement. Interest Coverage Ratio for the period ended June 30, 2022 represents actual Modified Cash NOI for the period divided by actual Facility Interest Expense for the period. The pro forma Interest Coverage Ratio represents actual trailing four-quarter Modified Cash NOI divided by actual Facility Interest Expense for the period November 1, 2021 through June 30, 2022 that has been annualized.

CBL & Associates HoldCo I, LLC - Statement of Cash Flows
(unaudited, in thousands)
Six Months Ended June 30,
2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$225
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	48,743
Net amortization of deferred financing costs and debt discounts	149
Net amortization of intangible lease assets and liabilities	3,391
Gain on sales of real estate assets	(3)
Gain on insurance proceeds	(803)
Change in estimate of uncollectable revenues	(1,739)
Changes in:
Tenant and other receivables	3,061
Other assets	(645)
Accounts payable and accrued liabilities	1,281
Net cash provided by operating activities	53,660
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate assets	(6,954)
Proceeds from sales of real estate assets	5
Proceeds from insurance	743
Changes in other assets	(192)
Net cash used in investing activities	(6,398)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage and other indebtedness	(26,761)
Additions to deferred financing costs	(4)
Distributions to member	(5,897)
Net cash used in financing activities	(32,662)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	14,600
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	18,226
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$32,826
Reconciliation from consolidated statement of cash flows to consolidated balance sheets:
Cash and cash equivalents	$24,371
Restricted cash	8,455
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$32,826

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Quarter-to-Date:
All Property Types (2)	542,294	$35.09	$31.43	(10.4)%	$32.20	(8.2)%
Malls, Lifestyle Centers & Outlet Centers	481,508	37.15	33.08	(11.0)%	33.91	(8.7)%
New leases	44,980	38.71	42.02	8.6%	44.22	14.2%
Renewal leases	436,528	36.99	32.16	(13.1)%	32.85	(11.2)%

Year-to-Date:
All Property Types (2)	1,094,808	$34.18	$30.26	(11.5)%	$30.86	(9.7)%
Malls, Lifestyle Centers & Outlet Centers	1,019,404	35.31	31.10	(11.9)%	31.73	(10.1)%
New leases	107,549	43.99	40.58	(7.7)%	43.48	(1.2)%
Renewal leases	911,855	34.28	29.98	(12.6)%	30.34	(11.5)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:

Total Leasing Activity:			Successor	Predecessor
	Square Feet		As of June 30,	As of June 30,
Quarter-to-Date:			2022	2021
Operating portfolio:		Same-center Malls, Lifestyle & Outlet Centers	$29.43	$30.38
New leases	395,752	Total Malls	30.02	31.10
Renewal leases	633,563	Total Lifestyle Centers	27.88	27.05
Total leased	1,029,315	Total Outlet Centers	26.51	26.32
		Total Malls, Lifestyle & Outlet Centers	29.43	30.21
Year-to-Date:		Open-Air Centers	15.10	15.15
Operating Portfolio:		Other	19.31	19.26
New leases	630,642
Renewal leases	1,450,369
Total leased	2,081,011
(1)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)	Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)

Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2022, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Six Months Ended June 30, 2022 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2022:
New	72	198,699	6.45	$37.00	$38.57	$38.05	$(1.05)	(2.8)%	$0.52	1.4%
Renewal	408	1,283,061	2.57	30.02	30.22	33.31	(3.29)	(9.9)%	(3.09)	(9.3)%
Commencement 2022 Total	480	1,481,760	3.15	30.95	31.34	33.95	(3.00)	(8.8)%	(2.61)	(7.7)%

Commencement 2023:
New	3	1,682	6.69	128.45	141.29	102.57	25.88	25.2%	38.72	37.7%
Renewal	67	157,822	2.61	52.06	52.40	51.86	0.20	0.4%	0.54	1.0%
Commencement 2023 Total	70	159,504	2.78	52.86	53.34	52.39	0.47	0.9%	0.95	1.8%

Total 2022/2023	550	1,641,264	3.10	$33.08	$33.48	$35.74	$(2.66)	(7.4)%	$(2.26)	(6.3)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Jewelers Ltd. (2)	112	166,502	2.75%
2	Victoria's Secret & Co. (3)	49	397,537	2.63%
3	Foot Locker, Inc.	79	381,257	2.58%
4	American Eagle Outfitters, Inc.	60	366,320	2.35%
5	Dick's Sporting Goods, Inc. (4)	25	1,463,010	2.05%
6	Bath & Body Works, Inc. (3)	57	231,813	1.94%
7	Genesco Inc. (5)	83	161,802	1.61%
8	Finish Line, Inc.	36	189,264	1.45%
9	The Buckle, Inc.	38	196,010	1.20%
10	Luxottica Group S.P.A. (6)	81	179,125	1.19%
11	Cinemark Holdings, Inc.	9	467,190	1.14%
12	The Gap, Inc.	45	535,015	1.12%
13	Express Fashions	30	246,437	1.00%
14	Hot Topic, Inc.	92	215,412	0.96%
15	H & M Hennes & Mauritz AB	38	803,811	0.95%
16	Spencer Spirit Holdings, Inc.	47	107,706	0.89%
17	Shoe Show, Inc.	29	378,849	0.89%
18	Barnes & Noble, Inc.	17	465,199	0.85%
19	Abercrombie & Fitch, Co.	27	185,243	0.84%
20	Claire's Stores, Inc.	69	86,405	0.84%
21	The Children's Place, Inc.	35	151,723	0.76%
22	The TJX Companies, Inc. (7)	18	520,475	0.75%
23	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.71%
24	Regal Entertainment Group	7	370,773	0.68%
25	Focus Brands LLC (8)	67	46,818	0.66%
		1,173	8,551,657	32.79%
(1)

Includes the Successor Company's and Predecessor Company’s proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.

(2)

Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(3)	Formerly part of L Brands, LLC. Separated into individual legal entities effective August 2021.
(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream.
(5)	Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(6)	Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)	The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx, HomeSense.
(8)	Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Capital Expenditures

(In thousands)

	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,
	2022	2021
Tenant allowances (1)	$4,173	$3,375
Deferred maintenance: (2)
Parking lot and parking lot lighting	980	57
Roof replacements	2	308
Other capital expenditures	2,275	1,782
Total deferred maintenance expenditures	3,257	2,147
Total capital expenditures	$7,430	$5,522

	Successor	Predecessor
	Six Months Ended June 30,	Six Months Ended June 30,
	2022	2021
Tenant allowances (1)	$7,040	$4,252
Deferred maintenance: (2)
Parking lot and parking lot lighting	1,513	57
Roof replacements	126	308
Other capital expenditures	4,097	2,241
Total deferred maintenance expenditures	5,736	2,606
Total capital expenditures	$12,776	$6,858
(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)	The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Developments Completed at June 30, 2022

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2022 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Developments:
Kirkwood Mall - Five Guys, Blaze Pizza, Thrifty White, Pancheros, Chick-fil-A	Bismarck, ND	100%	15,275	$7,976	$6,377	$2,019	Q2 '22	8.9%
(1)	Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor company and the successor company.
(2)	Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor company and the successor company.

Redevelopments in Progress as of June 30, 2022

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2022 Cost	Expected Opening Date	Initial Unleveraged Yield
Redevelopments:
Dakota Square Herberger's Redevelopment - Five Below	Minot, ND	100%	9,502	$1,834	$481	$481	Fall-22	8.7%
(1)	Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor company and the successor company.
(2)	Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor company and the successor company.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Sears sold to third party developer for redevelopment. Lease out for signature with home store.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's, convention center/hotel.	Sold to third party for future office use.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Gallery Furniture opened in 2021.
Coastal Grand	Myrtle Beach, SC	Owned by Sears.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Sale of parcel to Rooms to Go. New store opened in December 2021. Longhorn Steakhouse opened. Pad sale to Main Event executed.
Dakota Square Mall	Minot, ND	Sold to Scheel's for future relocation/expansion of existing store. New store under construction and expected to open 2022.	Ross Dress For Less opened. Five Below estimated opening in fall 2022.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party.
Eastland Mall	Bloomington, IL	Actively leasing.	Actively leasing.
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Owned by Sears. Whole Foods sub-leases a third of the box. Sears still operating in remainder.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased the location and opened in November 2019.
Governor's Square	Clarksville, TN	50/50 joint venture property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redevelopment with Cheesecake Factory (Dec 2019), Dick's Sporting Goods and Dave & Busters (March 2020). Malone's (opening TBD). Aloft hotel opened in June 2021.
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Harford Mall	Bel Air, MD	Sold to third party developer. New grocer under construction.
Imperial Valley Mall	El Centro, CA	Owned by Seritage.
Jefferson Mall	Louisville, KY	Currently occupied by Overstock. Under negotiation for sale to wholesale club.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 joint venture asset. HomeGoods and Five Below opened in November 2019.
Kirkwood Mall	Bismarck, ND		New Chick-fil-A, Five Guys, Thrifty White Pharmacy, Blaze Pizza and Panchero's Restaurant opened in parking lot. Building lease out for signature with entertainment use.
Laurel Park Place	Livonia, MI		Dunham's Sports opened in November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Sears.
Mayfaire Town Center	Wilmington, NC
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Activey leasing women's store - under negotiation with grocer.
Mid Rivers Mall	St. Peters, MO	Owned by Sears.
Monroeville Mall	Pittsburgh, PA

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkdale Mall	Beaumont, TX	Owned by Sears.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Location purchased from Sears by third party. Conn's opened. Home Supply store under negotiation.
Richland Mall	Waco, TX	Dillard's opened Q2 2020.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with non-retail use.
St. Clair Square	Fairview Heights, IL	Building owned by Sears on ground lease.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet opened in February 2020.	Shoprite opened in October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit opened. Main Event opened summer 2022.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears.
Volusia Mall	Daytona Beach, FL	Sears sold to third party developer for future redevelopment.
West County Center	St. Louis, MO
West Towne Mall	Madison, WI	Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby opened in June 2021. Portillo's restaurant under construction.	Von Maur under construction. Opening 2022.
Westmoreland Mall	Greensburg, PA	Building owned by Sears on ground lease. Potential for non-retail.	Stadium Casino opened in November 2020.
York Galleria	York, PA	Hollywood Casino opened in August 2021.	Extra Space Storage (store purchased and converted).